          CONJOINED DECREE OF INTERIOR MINISTER AND TOURISM MINISTER RELATED TO THE CONCESSION OF CASINO GAMBLING AUTHORIZATION



The interior and tourism Ministers,

According to the decree N DEG. 74-21 of October 24(th), 1974 related to casino gambling ratified by decree N DEG. 76-97 dated Dec. 11(th), 1974.

According to the decree N DEG. 76-114 dated Feb. 14(th), 1976 related to the casino games regulation.

According to the decree N DEG. 76-115 dated Feb. 14(th), 1976 related to the composition and running clauses of the casino games commission.

According to the decree N DEG. 90-315 dated Feb. 8(th), 1990 modifying and completed the decree N DEG. 76-114 dated Feb. 14 related to casino games regulation.

According to the decree of Finance Minister dated Sept. 19(th) 1977 which fixed the setting apart rate effected by the government on the gross product of the casino games and methods of payment and allowance.

According to the decree of Finance Minister dated Jun. 9(th), 1987 which modify the decree dated Sept. 19(th), 1977 fixing the setting apart rate effected by the government on the casino games gross product and the methods of payment and allowance.

According to circular of Interior Minister, Transport Minister and Tourism Minister N DEG. 1515 dated Jul. 6(th), 1988 related to casino games and to the authorization requests in this concern.

According to the favorable decision expressed by the games commissioner on Aug. 20(th), 1997, Sept. 22nd, 1997, Sept. 27(th), 1997 and Oct. 9(th), 1997.

DECIDE

CLAUSE 1:   A casino games authorization is given to Casino Resource
Corporation Tunisia, S.A., represented by its manager, Mr. John Joseph Pilger, for casino exploration in the entertainment center Samara located in Av. 7 Novembre, Sousse.

CLAUSE 2:   The authorized games are concerned by the decree N DEG. 90-315 dated Feb. 8(th), 1990, above mentioned.

CLAUSE 3:   The authorization is agreed for a period of 3 years.

CLAUSE 4:   The games floors access depends on a payable admission card which allows the control of personal identity at the entrance.

The admission card's rate is fixed at one Dinar for the daily card and 5 Dinars for the weekly card and 10 Dinars for seasonal card.

CLAUSE 5:   The control and surveillance measures and the admission into the games room are those concerned by the decree N DEG. 76-114 dated Feb. 14(th), 1976 and the circular N DEG. 1515 dated July 6(th), 1988 above mentioned.

CLAUSE 6:   The games room opening time is fixed from 12:00 noon to 5:30 a.m.

In this timing limit, the manager responsible has full discretion to fix the opening and closing times of each gaming session and each table. This timing must be posted in the games room entrance.

When the slot machine are in different place, the opening time will be 12:00 noon, the closing time is that fixed for the other games.

CLAUSE 7:   A gaming settlement must be established for each game in the casino and put at gamblers disposal.

CLAUSE 8:   The placing are exclusively represented by chips and token supplied by the establishment against foreign currency.

The value unit of those instruments is the Tunisian Dinar. The games should be put in practice in case of each payment. The word gaming is restricted.

CLAUSE 9:   The casino has to hold special books for:

      - Accounting
      - Advances
      - Registration
      - Control
      - Setting aparts

And all other documents which could be necessary for all departments concerned by the casino running.

CLAUSE 10:   The beneficiary must comply with the regulation in effect
especially the circular N DEG. 1515 dated Jul. 6(th), 1988.

CLAUSE 11:   The chief sectors of the National Security of Sousse, the Local
Commissary of Tourism are charged, each one on his concern, of the present decree execution.